Exhibit 99.4

FORM OF PRELIMINARY PROXY CARD SPECIAL MEETING OF SHAREHOLDERS OF CAMBRIDGE BANCORP [ ], 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16285/special
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.  A proposal to approve the Agreement and Plan of Merger by and among Cambridge Bancorp, Cambridge Trust Company, a Massachusetts- chartered trust company and wholly-owned subsidiary of Cambridge Bancorp, Wellesley Bancorp, Inc., and Wellesley Bancorp, Inc.’s wholly-owned subsidiary, Wellesley Bank, dated as of December 5, 2019, pursuant to which (i) Wellesley Bancorp, Inc. will merge with and into Cambridge Bancorp, with Cambridge Bancorp as the surviving entity, and (ii) Wellesley Bank will merge with and into Cambridge Trust Company, with Cambridge Trust Company as the surviving entity, and the other transactions contemplated thereby, including the issuance of Cambridge Bancorp common stock, par value $1.00 per share, in connection with the proposed merger; and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  A proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger proposal.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

Each Shareholder should specify by a mark in the appropriate space above how he/she wishes his/her shares voted. Shares will be voted as specified.

If no specification is made herein, shares will be voted “FOR” each of the proposals set forth above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CAMBRIDGE BANCORP

Proxy for Special Meeting of Shareholders on [            ], 2020

Solicited on Behalf of the Board of Directors

The undersigned Shareholder(s) of Cambridge Bancorp (the “Company”) hereby appoints Hambleton Lord, Denis K. Sheahan and R. Gregg Stone, attorneys and proxies for the undersigned, each with power to act alone and with full power of substitution, to vote in the name of and on behalf of the undersigned at the Special Meeting of the Shareholders of the Company to be held at [            ], on [            ], [            ], 2020, at [            ] and at all adjournments thereof, all shares of the Company held by the undersigned or that the undersigned would be entitled to vote, with all the voting powers the undersigned would possess, if personally present, upon the following matters as designated below or, if no designation is made, as the proxies may determine, and in their discretion upon such other matters as may properly come before the meeting:

(Continued and to be signed on the reverse side)

FORM OF PRELIMINARY PROXY CARD

SPECIAL MEETING OF SHAREHOLDERS OF

CAMBRIDGE BANCORP

[            ], 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.astproxyportal.com/ast/16285/special

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
	1.	A proposal to approve the Agreement and Plan of Merger by and among Cambridge Bancorp, Cambridge Trust Company, a Massachusetts- chartered trust company and wholly-owned subsidiary of Cambridge Bancorp, Wellesley Bancorp, Inc., and Wellesley Bancorp, Inc.’s wholly-owned subsidiary, Wellesley Bank, dated as of December 5, 2019, pursuant to which (i) Wellesley Bancorp, Inc. will merge with and into Cambridge Bancorp, with Cambridge Bancorp as the surviving entity, and (ii) Wellesley Bank will merge with and into Cambridge Trust Company, with Cambridge Trust Company as the surviving entity, and the other transactions contemplated thereby, including the issuance of Cambridge Bancorp common stock, par value $1.00 per share, in connection with the proposed merger; and	☐	☐	☐
			FOR	AGAINST	ABSTAIN
	2.	A proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger proposal.	☐	☐	☐

Each Shareholder should specify by a mark in the appropriate space above how he/she wishes his/her shares voted. Shares will be voted as specified.

If no specification is made herein, shares will be voted “FOR” each of the proposals set forth above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the shareholder is a partnership, please sign in partnership name by authorized person.